Exhibit 10.6

FIRST AMENDMENT TO

LOAN AND SECURITY AGREEMENT AND SUPPLEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT AND SUPPLEMENT (this “Amendment”) is dated as of February 15, 2024, and is entered into by and among DARIOHEALTH CORP., a Delaware corporation (“Parent”), PSYINNOVATIONS, INC., a Delaware corporation (together with Parent, each individually, a “Borrower,” and collectively, “Borrower”), LabStyle Innovation Ltd., an Israeli private company (“Guarantor”), AVENUE VENTURE OPPORTUNITIES FUND II, L.P., a Delaware limited partnership (“Avenue 2”) and AVENUE VENTURE OPPORTUNITIES FUND, L.P., a Delaware limited partnership (in the capacity as administrative agent and collateral agent, “Agent,” and, together with Avenue 2, each individually, a “Lender,” and collectively, “Lenders”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (defined herein).

RECITALS

A.             Borrower, Guarantor, Lenders and Agent have entered into that certain Loan and Security Agreement (the “LSA”) dated as of May 1, 2023, as supplemented by that certain Supplement to the Loan and Security Agreement (the “Supplement”) dated as of May 1, 2023 among Borrower, Guarantor, Lenders and Agent, together with related documents and agreements (together, as may be further amended, restated, or otherwise modified from time to time, hereinafter collectively referred to as the “Loan Agreement”).

B.             Parent has closed or anticipates closing a round of equity in the amount of at least $20,000,000 (the “New Round”) on or around February 15, 2024 (the “Equity Closing Date”).

C.             Concurrent with or immediately following the Equity Closing Date, Parent anticipates entering into that certain Agreement and Plan of Merger (the “Merger Agreement”) with TWILL Merger Sub, Inc. (“Merger Sub”), Twill, Inc. (“Target”) and certain other parties to effect a merger (the “Merger”) of Merger Sub with and into Target, whereupon consummation of the Merger, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving company and a wholly owned subsidiary of Parent.

D.             In connection with consummation of the Merger, certain indebtedness of Target owing to WhiteHawk Capital Partners LP (“WhiteHawk”) will remain in place or be refinanced, and shall be assigned to Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”) for WhiteHawk and certain other parties. Upon the consummation of the Merger, such indebtedness of Target shall not exceed $10,000,000 and shall continue to be secured by a second Lien in the assets of Target existing immediately prior to the Merger (the “Target Assets”).

To facilitate Parent’s completion of the New Round and Merger as described above, Borrower, Guarantor, Lenders and Agent have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth in this Amendment. As used herein, the term “Merger Closing Date” shall mean the “Closing Date” as such term is defined in the Merger Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed in the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be presently legally bound effective as of the Equity Closing Date, the parties hereto agree as follows:

1.              DEFINITIONS. Unless otherwise defined herein, all capitalized terms shall have the meaning provided in the Loan Agreement. The recitals set forth above are hereby incorporated by reference.

2.             CONSENT AND WAIVER. So long as no Event of Default exists immediately prior to or would exist immediately after the consummation of the Merger, and subject to the conditions set forth in Section 3 below, Lenders and Agent hereby consent to the Merger on the terms set forth in the Merger Agreement. Solely to the extent that the Merger is prohibited by any other provisions of the Loan Agreement, Lenders and Agent hereby waive any Event of Default caused by Parent’s consummation of the Merger. Lenders’ and Agent’s consent to the Merger Agreement and the Merger shall be effective only in this specific instance and for the specific purpose for which it is given, and shall not entitle Parent or Borrower to any other or further consent or release in any similar or other circumstances. Any amendments to the Merger Agreement or other modifications of the terms or waivers of the conditions set forth therein, in each case to the extent adverse to the Agent or Lenders, shall require Agent’s and Lenders’ further consents which they may grant or withhold in their sole discretion. Agent’s and Lenders’ consents shall be further conditioned on the provisions set forth in Section 3.3 below.

3.             CONDITIONS.

3.1             Delivery of Joinder Agreement, Intellectual Property Security Agreement, Collateral Documents and Guarantee. Within thirty (30) days following the consummation of the Merger: (a) Target and Target’s Israeli subsidiary Twill ISR Ltd. (“Israeli Sub”) shall be joined to the Loan Agreement pursuant to a Joinder Agreement in the form in form and substance reasonably satisfactory to Lenders and Agent; (b) Target and Israeli Sub and shall deliver to Agent Intellectual Property Security Agreements, account control agreements, stock certificates with stock powers signed in blank, and related collateral documents, as applicable, in form and substance reasonably satisfactory to Lenders and Agent; (c) Israeli Sub shall deliver to Agent a guarantee in form and substance reasonably satisfactory to Lenders and Agent.

3.2             Delivery of Israeli Security Documents. Within forty-five (45) days following the consummation of the Merger, Israeli Sub shall deliver such Israeli security documents, pledge registration notices and, as applicable, all other documents reasonably required to release any security interests of Liens registered in Israel, and to perfect such Liens being given to Agent in connection with the Israeli security documents, as Agent and Lenders shall require in their discretion.

3.3             Delivery of Subordination Agreement. On or before the Merger Closing Date, Trustee shall deliver to Agent a subordination agreement (the “Subordination Agreement”) subordinating Agent’s indebtedness and liens in the Target Assets in substantially the form attached as Exhibit A hereto.

3.4             Stockholder Approval to Reprice Warrants. Within 120 days following the Merger Closing Date, Parent shall hold a special meeting of its stockholders to obtain approval from its stockholders to revise the Stock Purchase Price set forth (and as defined) in the Warrants to the Nasdaq “minimum price” as of the Merger Closing Date, and thereafter, promptly following receipt of such approval, shall deliver amendments to the Warrants to incorporate the revised term, in form and substance reasonably satisfactory to Lenders.

4.             AMENDMENTS.

4.1             Section 6.6(n) of the LSA is hereby amended and restated in its entirety, as set forth below:

6.6(n) Investments by Borrower or a Loan Party (i) in the Excluded Indian Subsidiary (A) to cover ordinary, necessary, current operating expenses in the ordinary course of business including intercompany markup required by the Indian tax authorities not exceeding $3,000,000 in any Fiscal Year or (B) for other purposes so long as such other Investments do not exceed $1,000,000 in the aggregate outstanding at any time; (ii) in Twill Montenegro d.o.o. Budva not to exceed $750,000 annually, provided that the value of assets held by Twill Montenegro does not exceed $750,000 in the aggregate at any time;

4.2             The definition of “Interest-only Milestone B” in Part 1 of the Supplement is hereby amended and restated in its entirety, as set forth below:

“Interest-only Milestone B” means Borrower has achieved, in addition to the achievement of Interest-only Milestone A, at least Forty-Five Million Dollars ($45,000,000.00) in net revenue for Borrower’s fiscal year ending December 31, 2024,subject to written evidence of the same, in form and content reasonably acceptable to Lenders.

4.3             Section 3(d) of Part 2 of the Supplement is hereby amended and restated in its entirety, as set forth below:

3(d) Conversion Right. The Lenders shall have the right, in their discretion, but not the obligation, at any time and from time to time, while the Loan is outstanding, to convert an amount of up to Two Million Dollars ($2,000,000.00) of the principal amount of the outstanding Growth Capital Loans (the “Conversion Option”) into Borrower’s unrestricted, freely tradable Common Stock (either through the filing of a re-sale registration statement, prospectus supplement or pursuant to Rule 144 as promulgated under the Securities Act of 1933, as amended) at a price per share equal to $4.001 (the “Conversion Price;” the exercise of such Conversion Option, a “Conversion”). Notwithstanding the foregoing, such Conversion shall be subject to the rules of the Nasdaq Stock Market in all respects. The Conversion Option will be exercised by such Lenders delivering a written, signed conversion notice to the Borrower in accordance with this Section 3(d), which will include (i) the date of which the conversion notice is given, (ii) a statement to the effect that the applicable Lender is exercising the Conversion Option, (iii) the amount in respect of which the Conversion Option is being exercised and the number of shares issued and (iv) a date on which the allotment and issuance of the shares is to take place.

5.             BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

a.	Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (ii) no Event of Default has occurred and is continuing.

b.	Borrower has the organizational power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

c.	The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Lenders on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

d.	The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary company action on the part of Borrower.

e.	This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

f.	As of the date hereof, to its best knowledge, it has no defenses against the obligations to pay any amounts arising under the Loan and Security Agreement. Borrower acknowledges that, to its best knowledge, Lenders and Agent have acted in good faith and have conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Lenders and Agent are entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

6.             LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Lenders or Agent may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

7.             EFFECTIVENESS. This Amendment shall become effective upon Lenders’ and Agent’s receipt of the following:

7.1             this Amendment, duly executed by Borrower;

7.2             the Subordination Agreement, duly executed by Trustee; and

7.3             reimbursement of Lenders’ and Agent’s fees and expenses, including all reasonable documented attorneys’ fees, expenses and disbursements, incurred through the date of this Amendment.

8.             COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

9.              INCORPORATION BY REFERENCE. The provisions of Sections 9.11 and 9.12 of the Loan Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

10.           ELECTRONIC SIGNATURES. This Amendment may be executed by electronic signatures. Borrower, Lenders and Agent expressly agree to conduct the transactions contemplated by this Amendment and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Amendment and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents). Delivery of an executed signature page to this Amendment and each of the other Loan Documents by facsimile or other electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

[Signature Pages Follow on Next Page.]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

DARIOHEALTH CORP.	PSYINNOVATIONS, INC.

By:	/s/ Zvi Ben-David	By:	/s/ Zvi Ben-David
Name: Zvi Ben-David		Name: Zvi Ben-David
Title: Chief Financial Officer		Title: Treasurer

GUARANTOR:

LABSTYLE INNOVATION LTD.

By:	/s/ Zvi Ben-David
Name: Zvi Ben-David
Title: Director

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.	AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners, LLC	By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner	Its:	General Partner

By:	/s/ Sonia Gardner	By:	/s/ Sonia Gardner
Name: Sonia Gardner		Name: Sonia Gardner
Title: Member		Title: Member

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

First Amendment to Loan and Security Agreement and Supplement

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

DARIOHEALTH CORP.	PSYINNOVATIONS, INC.

By:	/s/ Zvi Ben-David	By:	/s/ Zvi Ben-David
Name: Zvi Ben-David		Name: Zvi Ben-David
Title: Chief Financial Officer		Title: Treasurer

GUARANTOR:

LABSTYLE INNOVATION LTD.

By:	/s/ Zvi Ben-David
Name: Zvi Ben-David
Title: Director

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.	AVENUE VENTURE OPPORTUNITIES FUND II, L.P.

By:	Avenue Venture Opportunities Partners, LLC	By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner	Its:	General Partner

By:	/s/ Sonia Gardner	By:	/s/ Sonia Gardner
Name: Sonia Gardner		Name: Sonia Gardner
Title: Member		Title: Member

AGENT:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC
Its:	General Partner

By:	/s/ Sonia Gardner
Name: Sonia Gardner
Title: Member

First Amendment to Loan and Security Agreement and Supplement

Exhibit A

(Subordination Agreement)

SUBORDINATION AGREEMENT

This Subordination Agreement is made as of February 15, 2024 by and among each of the undersigned creditors (individually, a “Creditor” and, collectively, the “Creditors”), DARIOHEALTH CORP. (“Borrower”), and AVENUE VENTURE OPORTUNITIES FUND , L.P. (“Agent”), in its capacity as administrative and collateral agent for itself and the Lenders (as defined in the Loan Agreement (as defined below)).

Recitals

A.            Borrower and certain of its affiliates (the “Affiliates”) have requested and/or obtained certain loans or other credit accommodations from Lenders which are or may be from time to time secured by assets and property of Borrower and the Affiliates pursuant to the terms of that certain Loan and Security Agreement dated May 1, 2023 by and between Borrower, the Affiliates, Agent and Lenders (the “Loan Agreement”).

B.             Each Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time, subject to the terms of the Loan Agreement.

C.             Each Creditor is willing to subordinate: (i) all of Borrower’s indebtedness, as applicable, and obligations to such Creditor, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Agent and Lenders; and (ii) all of such Creditor’s security interests, if any, in Borrower’s property, to all of the Agent’s security interests in the Borrower’s property.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.             Each Creditor subordinates to Agent any security interest or lien that such Creditor may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of a Creditor and the security interest of Agent, the security interest of Agent in the Collateral, as defined in the Loan Agreement, shall at all times be prior to the security interest of such Creditor. Capitalized terms not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Agent and Lenders now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any Bankruptcy, reorganization or similar proceeding, and all obligations under the Loan Agreement (the “Senior Debt”).

3.             Each Creditor will not demand or receive from Borrower (and Borrower will not pay to such Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will such Creditor exercise any remedy with respect to the Collateral, nor will such Creditor commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding, provided a Creditor may convert any part of Subordinated Debt into equity securities of Borrower in accordance with the terms of any notes evidencing such Subordinated Debt. The foregoing notwithstanding, each Creditor shall be entitled to receive each regularly scheduled payment of interest or principal that constitutes Subordinated Debt, provided that a default under the Senior Debt has not occurred and is not continuing and would not exist immediately after such payment.

4.             Each Creditor shall promptly deliver to Agent in the form received (except for endorsement or assignment by such Creditor where required by Agent) for application to the Senior Debt any payment, distribution, security or proceeds received by such Creditor with respect to the Subordinated Debt other than in accordance with this Agreement; provided, however, that Agent and Lenders shall not be entitled to any distribution delivered to WhiteHawk Capital Partners LP (“WhiteHawk”) pursuant to that certain Trust Agreement by and among WhiteHawk and Wilmington Savings Fund Society, FSB on account of the Subordinated Debt.

5.             In the event of Borrower’s insolvency, reorganization or any case or proceeding under any Bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and Agent’s and Lenders’ claims against Borrower shall be paid in full before any payment is made to any Creditor.

6.             For so long as any of the Senior Debt remains unpaid, each Creditor irrevocably appointsAgent as such Creditor’s attorney-in-fact, and grants to Agent a power of attorney with full power of substitution, in the name of such Creditor or in the name of Agent, for the use and benefit of Agent, without notice to such Creditor, to perform at Agent’s option the following acts in any Bankruptcy, insolvency or similar proceeding involving Borrower:

(i)            To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if Agent elects, in its sole discretion, to file such claim or claims; and

(ii)           To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Agent deems appropriate for the enforcement of its rights hereunder.

7.             In the event of Borrower’s insolvency, reorganization or any case or proceeding, arrangement or transaction under any federal or state bankruptcy or insolvency law or similar laws or proceedings involving the Borrower, for so long as any of the Senior Debt remains unpaid, if the Agent, the Lenders or any of them shall seek to provide the Borrower or any other Loan Party with any financing under Section 364 of the Bankruptcy Code, or Agent or Lenders support or consent to such financing provided by a third party, or consent to any order for the use of cash collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing or Cash Collateral Use”), with such DIP Financing or Cash Collateral Use to be secured by all or any portion of the Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign laws relating to the relief of debtors) would be Collateral), then each Creditor agrees that it will raise no objection and will not support, directly or indirectly, any objection to such DIP Financing or Cash Collateral Use nor object to the liens or claims granted in connection therewith on any grounds, including a failure to provide “adequate protection” for the liens, if any, securing any Subordinated Debt (and will not request any adequate protection as a result of such DIP Financing or Cash Collateral Use, and will not support any debtor-in-possession financing or use of cash collateral which would compete with such DIP Financing or Cash Collateral Use which is provided to or consented to by Agent or Lenders). In addition, each Creditor agrees that it will not provide nor seek to provide or support any debtor-in-possession financing without the prior written consent of the Agent.

8.             Each Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that such Creditor may have in any property of Borrower. In addition, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

9.             This Agreement shall remain effective for so long as Agent or Lenders have any obligation to make credit extensions to Borrower or Borrower owes any amounts to Agent or Lenders under the Loan Agreement. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Agent or Lenders for any reason (including, without limitation, the Bankruptcy of Borrower), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and each Creditor shall immediately pay over to Agent all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Creditors, Agent or Lenders may take such actions with respect to the Senior Debt as Agent and Lenders, respectively, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount (which may include any DIP Financing or Cash Collateral Use), extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Agent’s or Lenders’ rights hereunder.

10.           This Agreement shall bind any successors or assignees of a Creditor and shall benefit any successors or assigns of Agent. This Agreement is solely for the benefit of each Creditor, Agent and Lender and not for the benefit of Borrower or any other party. Each Creditor further agrees that if Borrower is in the process of refinancing a portion of the Senior Debt with a new lender, and if Agent makes a request of such Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

11.           This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

12.           This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Jurisdiction shall lie in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein shall be resolved by judicial reference pursuant to Code of Civil Procedure Section 638 et seq. before a mutually acceptable referee or, if none is selected, then a referee chosen by the Presiding Judge of the California Superior Court for Santa Clara County, provided this provision shall not restrict any party from seeking to enforce any prejudgment remedies.

13.           This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. No Creditor is relying on any representations by Agent, Lenders or Borrower in entering into this Agreement, and each Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by each Creditor and Agent.

14.           In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Agent”

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:

Name:

Title:

“Borrower”

DARIOHEALTH CORP.

By:

Name:

Title:

[CREDITOR SIGNATURE PAGES FOLLOW]

“Creditor”

WHITEHAWK CAPITAL PARTNERS LP

By:

Name: Robert Louzan

Title: Managing Partner